                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 31, 1997


                              TOKHEIM CORPORATION
                     -------------------------------------
              (Exact Name of Registrant as Specified in Charter)


          Indiana                       1-6018                   35-0712500
          -------                       ------                   ----------
(State or Other Jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)



 10501 Corporate Drive, Fort Wayne, IN                              46845
---------------------------------------                           --------
(Address of Principal Executive Office)                          (Zip Code)


Registrant's telephone number, including area code (219)-470-4600
                                                   --------------


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     On December 31, 1997, Tokheim Corporation (the "Company") completed the acquisition of Management Solutions, Inc., a Colorado corporation ("MSI"). MSI develops and distributes retail automation systems (including point-of-sale systems), primarily for the convenience store, petroleum dispensing and fast food service industries. The transaction was reported on a Form 8-K filed on January 15, 1998. The required financial statements and pro forma financial information were not available at that time. The following financial statements and pro forma financial information are filed as part of this Form 8-K.

     (a)  Financial Statements of MSI.

          -  Balance Sheets as of November 30, 1997 and
             December 31, 1996.

          - Statements of Operations for the eleven months ended November 30, 1997 and the year ended
             December 31, 1996.

          -  Statements of Cash Flows for the eleven
             months ended November 30, 1997 and the
             year ended December 31, 1996.

          - Statements of Stockholders' Equity for the eleven months ended November 30, 1997 and the year ended December 31, 1996.

          -  Notes to the financial statements.

     (b)  Unaudited Pro Forma Financial Statements.

          -  Unaudited Pro Forma Consolidated Condensed
             Statement of Operations for the year
             ended November 30, 1997.

          -  Unaudited Pro Forma Consolidated Condensed
             Balance Sheet as of November 30, 1997.

          -  Notes to Unaudited Pro Forma Condensed
             Consolidated Financial Statements.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                             TOKHEIM CORPORATION
                             ---------------------------------------------------
                             Registrant


Date: February 12, 1998      By: /s/ Douglas K. Pinner
                                 -----------------------------------------------
                                 Douglas K. Pinner
                                 Chairman, President and Chief Executive Officer


Date: February 12, 1998      By: /s/ John A. Negovetich
                                 -----------------------------------------------
                                 John A. Negovetich
                                 Executive  Vice President, Finance
                                 and Administration

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Boards of Directors of
Management Solutions, Inc. and
Tokheim Corporation:

  We have audited the accompanying balance sheets of Management Solutions, Inc. as of November 30, 1997 and December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the eleven months ended November 30, 1997 and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Management Solutions, Inc. as of November 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the eleven months ended November 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Denver, Colorado
December 31, 1997

                           MANAGEMENT SOLUTIONS, INC.

                                 BALANCE SHEETS

                 AS OF NOVEMBER 30, 1997 AND DECEMBER 31, 1996

                         ASSETS                              1997       1996
                         ------                           ---------- ----------
Current assets:
  Cash and cash equivalents.............................. $1,020,285 $   32,237
  Trade accounts receivable, net of allowance of $110,403
   and $64,603 at November 30, 1997 and December 31,
   1996, respectively....................................  1,061,527  1,098,540
  Notes receivable from related party....................    850,000    313,000
  Inventory, net of reserve of $8,386 at November 30,
   1997..................................................    160,859    154,781
  Interest receivable....................................     90,591     68,892
  Other..................................................      6,776     37,281
                                                          ---------- ----------
    Total current assets.................................  3,190,038  1,704,731
Property and equipment, net of accumulated depreciation
 of $247,875 and $194,576 at November 30, 1997 and
 December 31, 1996, respectively.........................    255,027    107,320
Capitalized software, net of accumulated amortization of
 $10,000 at November 30, 1997............................     42,000        --
Other long-term assets...................................      6,950      6,000
                                                          ---------- ----------
    Total assets......................................... $3,494,015 $1,818,051
                                                          ========== ==========
          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------
Current liabilities:
  Accounts payable....................................... $  170,349 $  108,584
  Bonuses payable........................................    958,411        --
  Deferred revenue.......................................    171,749    191,870
  Customer deposits......................................     26,428     36,421
  Other..................................................     45,876      8,445
                                                          ---------- ----------
    Total current liabilities............................  1,372,813    345,320
                                                          ========== ==========
Commitments (Note 4)
Stockholders' equity:
  Common stock, no par value, 1,000,000 shares
   authorized; 500,000 shares issued and outstanding.....    300,200    300,200
  Retained earnings......................................  1,821,002  1,172,531
                                                          ---------- ----------
    Total stockholders' equity...........................  2,121,202  1,472,731
                                                          ---------- ----------
    Total liabilities and stockholders' equity........... $3,494,015 $1,818,051
                                                          ========== ==========

   The accompanying notes are an integral part of these financial statements.

                           MANAGEMENT SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996

                                                             1997       1996
                                                          ---------- ----------
Revenues:
  Licenses............................................... $3,580,394 $  963,911
  Hardware...............................................  2,063,433  2,346,438
  Services...............................................  2,159,514  1,280,573
                                                          ---------- ----------
    Total revenues.......................................  7,803,341  4,590,922
Costs and expenses:......................................
  Direct hardware and software costs.....................  3,820,270  2,750,351
  Selling, general and administrative and other..........  3,161,254  1,132,420
                                                          ---------- ----------
    Operating income.....................................    821,817    708,151
Interest and other income, net...........................     63,567     30,164
                                                          ---------- ----------
    Net income........................................... $  885,384 $  738,315
                                                          ========== ==========
Pro forma net income..................................... $  555,136 $  462,924
                                                          ========== ==========
Pro forma net income per share........................... $     1.11 $      .93
                                                          ========== ==========
Weighted average common shares outstanding...............    500,000    500,000
                                                          ========== ==========



   The accompanying notes are an integral part of these financial statements.

                           MANAGEMENT SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

 FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997 AND THE YEAR ENDED DECEMBER 31,
                                      1996

                                                            1997       1996
                                                         ----------  ---------
Cash flows from operating activities:
  Net income............................................ $  885,384  $ 738,315
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization.......................     63,299     50,676
    Provision for bad debts and inventory...............     54,186     64,603
    Change in operating assets and liabilities:
      Trade accounts receivable.........................     (8,787)  (671,967)
      Inventory.........................................    (14,464)  (135,334)
      Interest receivable...............................    (21,699)   (29,009)
      Other current assets..............................     30,505    (19,165)
      Other long-term assets............................       (950)       --
      Accounts payable..................................     61,765     53,827
      Bonuses payable...................................    958,411        --
      Deferred revenue..................................    (20,121)   191,870
      Customer deposits.................................     (9,993)    18,408
      Other current liabilities.........................     37,431    (29,734)
                                                         ----------  ---------
        Net cash provided by operating activities.......  2,014,967    232,490
                                                         ----------  ---------
Cash flows from investing activities:
  Purchase of property and equipment....................   (201,006)   (12,150)
  Capitalized software..................................    (52,000)       --
  Notes receivable from related party...................   (537,000)   250,798
                                                         ----------  ---------
        Net cash (used in) provided by investing
         activities.....................................   (790,006)   238,648
                                                         ----------  ---------
Cash flows from financing activities:
  Distributions.........................................   (236,913)  (495,889)
                                                         ----------  ---------
        Net cash used in financing activities...........   (236,913)  (495,889)
                                                         ----------  ---------
        Net increase (decrease) in cash and cash
         equivalents....................................    988,048    (24,751)
Cash and cash equivalents, beginning of year............     32,237     56,988
                                                         ----------  ---------
Cash and cash equivalents, end of year.................. $1,020,285  $  32,237
                                                         ==========  =========


   The accompanying notes are an integral part of these financial statements.

                           MANAGEMENT SOLUTIONS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

             FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996

                                        COMMON STOCK                   TOTAL
                                      ----------------  RETAINED   STOCKHOLDERS'
                                      SHARES   AMOUNT   EARNINGS      EQUITY
                                      ------- -------- ----------  -------------
Balance, January 1, 1996............. 500,000 $300,200 $  930,105   $1,230,305
  Net income.........................     --       --     738,315      738,315
  Distributions ($.99 per share).....     --       --    (495,889)    (495,889)
                                      ------- -------- ----------   ----------
Balance, December 31, 1996........... 500,000  300,200  1,172,531    1,472,731
  Net income.........................     --       --     885,384      885,384
  Distributions ($.47 per share).....     --       --    (236,913)    (236,913)
                                      ------- -------- ----------   ----------
Balance, November 30, 1997........... 500,000 $300,200 $1,821,002   $2,121,002
                                      ======= ======== ==========   ==========




   The accompanying notes are an integral part of these financial statements.

                          MANAGEMENT SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS:

  Management Solutions, Inc. (the "Company") was founded in 1985 and develops point of sale software for companies involved in the convenience store industry. The Company also offers hardware and software installation, software support and consulting services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Revenue Recognition:

  The Company's revenue consists of sales of software products, hardware, and fees for maintenance and services. Revenue from licenses and hardware is recognized upon delivery and completion of significant vendor obligations. Prepaid amounts for post-contract customer support are deferred at the time of receipt and are recognized as revenue over the term of the contract on a straight-line basis.

 Cash and Cash Equivalents:

  The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

 Inventory:

  Inventory consists of computer hardware that is held for resale to customers. Inventories are carried at cost on a first-in, first-out basis and are periodically assessed for obsolescence.

 Use of Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Concentration of Credit Risk:

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash maintained at financial institutions in amounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in this area.

  The Company sells its products to various end users in different geographic locations located within the United States. Approximately 52% and 74% of the November 30, 1997 and the December 31, 1996 accounts receivable balances, respectively, are comprised of three customers.

 Property and Equipment:

  Property and equipment are stated at cost. Depreciation of property and equipment are computed using the straight-line method over the estimated useful lives of the assets as follows:

             Furniture and fixtures........... 7 years
             Equipment and automobiles........ 5 years
             Computer equipment............... 3 years

                          MANAGEMENT SOLUTIONS, INC.

  Maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the costs of assets disposed of and the related accumulated depreciation are eliminated and the related gain or loss is reflected in income.

 Income Taxes:

  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, effective in 1985. Taxable income or loss for federal tax reporting is reported by the stockholders. Accordingly, no provision for federal income taxes has been provided for in the financial statements.

 Software Capitalization:

  The cost of establishing the technological feasibility of new products or product enhancements are expensed as incurred as research and development costs ($405,000 in 1997 and 1996). The costs incurred subsequent to the establishment of the technological feasibility of the product and prior to its general release are capitalized. Capitalized costs are amortized on a product-by-product basis using the greater of (a) the ratio that current revenues for a product bear to the total current and anticipated future revenues or (b) the straight-line method over the estimated useful life of three years. Amortization expense related to capitalized software development costs is included in direct hardware and software costs in the accompanying statement of operations and was $10,000 in 1997. There were no software development costs capitalized in 1996 and prior years.

 Pro forma Net Income Per Share:

  Pro forma net income per share is computed using the weighted average number of common shares outstanding divided by pro forma net income. The Company did not have any common stock equivalents outstanding in 1997 or 1996.

 New Accounting Pronouncement:

  Effective December 15, 1997, the Company will adopt Statement of Financial Accounting Standards Statement No. 128, ("SFAS 128") Earnings per Share. SFAS 128 simplifies the standards for computing earnings per share found in Accounting Principles Board Opinion No. 15, Earnings per Share, and makes them comparable to international earnings per share standards. Had SFAS 128 been effective during the eleven months ended November 30, 1997 and December 31, 1996, "Basic earnings per share" and "Dilutive earnings per share" under SFAS 128 would have been identical to pro forma net income per share as presented on the statements of operations.

3. PROPERTY AND EQUIPMENT

  Fixed assets consist of the following:

                                                       NOVEMBER 30, DECEMBER 31,
                                                           1997         1996
                                                       ------------ ------------
      Furniture and fixtures..........................  $  90,071    $  19,687
      Equipment and automobiles.......................    130,079       86,121
      Computer equipment..............................    257,411      189,588
      Other...........................................     25,341        6,500
                                                        ---------    ---------
                                                          502,902      301,896
      Accumulated depreciation........................   (247,875)    (194,576)
                                                        ---------    ---------
      Property and equipment, net.....................  $ 255,027    $ 107,320
                                                        =========    =========

  Depreciation expense was approximately $53,000 for the eleven months ended November 30, 1997 and $51,000 for the year ended December 31, 1996.

                          MANAGEMENT SOLUTIONS, INC.

4. TRANSACTIONS WITH RELATED PARTIES:

 Operating Lease:

  As of November 30, 1997 and December 31, 1996, the Company leased its office and development facilities on a month-to-month basis with an officer and employee, who is the majority stockholder of the Company. Rental expense was approximately $110,400 for the eleven months ended November 30, 1997 and $87,900 for the year ended December 31, 1996. On December 1, 1997, the Company entered into a ten-year operating lease for its research and development facilities with the majority stockholder of the Company. Per the lease agreement, the Company is responsible for all tax, insurance, utility and maintenance costs associated with the facility. The yearly rent is subject to a CPI escalation starting December 2002. At the end of the initial ten-year term, the Company has two renewal options of five years each.

  Future minimum lease payments are as follows:

             1998.........................  $  320,544
             1999.........................     320,544
             2000.........................     320,544
             2001.........................     320,544
             Thereafter...................   1,896,564
                                           -----------
                                            $3,178,740
                                           ===========

 Notes Receivable:

  As of November 30, 1997 and December 31, 1996, the Company had a note receivable of $850,000 and $263,000, respectively, bearing interest of 7.0%, from a minority stockholder of the Company. The note is due on demand and was subsequently repaid in December 1997. Interest earned during 1997 and 1996 was $28,000 and $26,600, respectively.

  As of December 31, 1996, the Company had a note receivable of $50,000 from an officer and employee, who is the majority stockholder of the Company. The full amount was repaid in November 1997.

5. SIGNIFICANT CUSTOMERS:

  Customers which had greater than 10% of total revenues are as follows:

                                                                      1997  1996
                                                                      ----  ----
      Customer A.....................................................  18%   46%
      Customer B..................................................... --     11
      Customer C.....................................................  58   --
      Customer D.....................................................  11   --
      Customer E..................................................... --     19

6. PRO FORMA NET INCOME:

  The pro forma net income and pro forma net income per share reflects the tax adjustment as if the Company had filed C corporation tax returns for all periods presented. The effect is as follows:

                                                                1997     1996
                                                              -------- --------
      Net income before pro forma adjustments................ $885,384 $738,315
      Pro forma provision for income taxes...................  330,248  275,391
                                                              -------- --------
      Pro forma net income................................... $555,136 $462,924
                                                              ======== ========

7. SUBSEQUENT EVENTS:

  On December 29, 1997, Tokheim Corporation ("Tokheim") paid $12 million to acquire all of the Company's common stock. In December 1997, prior to the acquisition by Tokheim, the Company distributed $850,000 ($1.70 per share) to the Company's shareholders.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The following unaudited pro forma financial statements of the Company have been adjusted to reflect the effects of the MSI acquisition. The Unaudited Pro Forma Consolidated Condensed Statement of Earnings gives effect to the MSI acquisition as if it had occurred on December 1, 1996. The Unaudited Pro Forma Consolidated Condensed Balance Sheet gives effect to the MSI acquisition as if it had occurred on November 30, 1997. The statements do not purport to represent what the Company's results of operations or financial position actually would have been if the MSI acquisition had occurred as of such dates and are not necessarily indicative of future operating results or financial position. The Unaudited Pro Forma Consolidated Condensed Statement of Earnings for the year ended November 30, 1997 and Pro Forma Consolidated Condensed Balance Sheet as of November 30, 1997 were derived from the Company's audited Consolidated Financial Statements.

  The MSI acquisition has been accounted for using the purchase method of accounting. Therefore, MSI's equity has been eliminated in the pro forma financial statements. The allocation of the purchase price in the pro forma financial statements is preliminary.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED NOVEMBER 30, 1997
                (AMOUNTS IN THOUSANDS EXCEPT DOLLARS PER SHARE)

                                                            MSI       TOKHEIM PRO
                                                        ACQUISITION    FORMA FOR
                                                         PRO FORMA        MSI
                                      TOKHEIM    MSI    ADJUSTMENTS   ACQUISITION
                                      --------  ------  -----------   -----------
Net sales...........................  $385,469  $7,803    $  --        $393,272
Cost of sales, exclusive of items
 listed below.......................   283,932   3,820       --         287,752
Selling, general and administrative
 expenses...........................    68,167   1,761       100 (a)     70,028
Depreciation and amortization.......     9,232      53     1,205 (b)     10,490
Merger and acquisition cost and
 other unusual items................     3,493   1,347    (1,347)(c)      3,493
                                      --------  ------    ------       --------
Operating income....................    20,645     822        42         21,509
Interest expense, net ..............    16,451     (28)      912 (d)     17,335
Other income, net...................    (1,003)    (36)      --          (1,039)
                                      --------  ------    ------       --------
Earnings (loss) before income taxes
 and extraordinary loss.............     5,197     886      (870)         5,213
Income taxes........................     1,217     --         2 (e)       1,219
                                      --------  ------    ------       --------
Earnings (loss) before extraordinary
 loss...............................  $  3,980  $  886    $ (872)      $  3,994
                                      ========  ======    ======       ========
Preferred stock dividends ($1.94 per
 share).............................  $ (1,512)                        $ (1,512)
Earnings (loss) before extraordinary
 loss applicable to common stock....  $  2,468                         $  2,482
Earnings (loss) per common share:
 Primary
   Before extraordinary loss........  $   0.31                         $   0.31
                                      ========                         ========
   Weighted average number of shares
    outstanding.....................     8,083                            8,083
                                      ========                         ========
 Fully diluted
   Before extraordinary loss........  $   0.27                         $   0.27
                                      ========                         ========
   Weighted average number of shares
    outstanding.....................     9,067                            9,067
                                      ========                         ========

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                            AS OF NOVEMBER 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                           MSI       TOKHEIM PRO
                                                       ACQUISITION    FORMA FOR
                                                        PRO FORMA        MSI
                                      TOKHEIM    MSI   ADJUSTMENTS   ACQUISITION
                                      --------  ------ -----------   -----------
ASSETS:
Current assets:
 Cash and cash equivalents..........  $  6,438  $1,020   $   --  (f)  $  7,458
 Accounts receivable, net...........    83,011   2,002      (850)(g)    84,163
 Net inventory......................    64,347     161       --         64,508
 Other current assets...............     6,705       7       --          6,712
                                      --------  ------   -------      --------
     Total current assets...........   160,501   3,190      (850)      162,841
Property, plant & equipment, net....    41,966     255       --         42,221
Other tangible assets...............     9,184       7       --          9,191
Goodwill............................    62,695     --        --         62,695
Other noncurrent assets and deferred
 charges............................    16,273      42     4,821 (h)    21,136
                                      --------  ------   -------      --------
     Total assets...................  $290,619  $3,494   $ 3,971      $298,084
                                      ========  ======   =======      ========
LIABILITIES AND SHAREHOLDERS'
 EQUITY:
Liabilities:
 Current liabilities:
   Current portion of long-term
    debt............................  $  2,391  $  --    $   --       $  2,391
   Notes payable, bank..............        98     --        --             98
   Cash overdraft...................    10,575     --        --         10,575
   Accounts payable.................    54,597     170       --         54,767
   Accruals & reserves..............    51,190   1,203       --         52,393
                                      --------  ------   -------      --------
     Total current liabilities......   118,851   1,373                 120,224
 Long-term debt.....................     4,397     --        --          4,397
 Bank credit facility...............    24,090     --     12,000 (i)    36,090
 Senior subordinated notes..........    90,000     --        --         90,000
 Guaranteed ESOP obligation.........     9,429     --        --          9,429
 Postretirement benefits............    14,378     --        --         14,378
 Minimum pension liability..........     2,173     --        --          2,173
 Minority interest..................     1,319     --        --          1,319
 Other long-term liabilities........     5,511     --        --          5,511
                                      --------  ------   -------      --------
     Total liabilities..............   270,148   1,373    12,000       283,521
Redeemable convertible preferred
 stock..............................    24,000     --        --         24,000
Guaranteed ESOP obligation..........    (9,429)    --        --         (9,429)
Preferred treasury stock at cost....    (4,718)    --        --         (4,718)
                                      --------  ------   -------      --------
     Total preferred equity.........     9,853                           9,853
Common stock........................    21,158     300      (300)(j)    21,158
Minimum pension liability...........    (2,173)    --        --         (2,173)
Foreign currency translation
 adjustments........................   (18,048)    --        --        (18,048)
Retained earnings (accumulated
 deficit)...........................     9,821   1,821    (7,729)(j)     3,913
Common treasury stock at cost.......      (140)    --        --           (140)
                                      --------  ------   -------      --------
     Total common equity............    10,618   2,121    (8,029)        4,710
                                      --------  ------   -------      --------
     Total liabilities and
      shareholders' equity..........  $290,619  $3,494   $ 3,971      $298,084
                                      ========  ======   =======      ========

(a) Reflects additional compensation paid to the President of MSI pursuant to an employment agreement entered into at the time of
    the MSI acquisition..............................................  $   100
(b) Reflects additional amortization expense related to $4,821 of the purchase price that has been allocated to internally developed software, which is being amortized over a 4 year period..........  $ 1,205
(c) Reflects the elimination of a non-recurring charge of $980 that relates to the forgiveness of debt owed by the principal
    shareholder. Also reflects the elimination of bonuses paid to employees of MSI in anticipation of the sale to Tokheim, offset by expected bonuses anticipated to be paid by Tokheim to senior management of MSI................................................  $(1,347)
(d) Additional interest expense related to the $12,000 of additional borrowings under the Bank Credit Facility to fund the purchase of
    MSI at a 7.6% weighted average interest rate.....................  $   912
(e) MSI will be incorporated into Tokheim's consolidated federal tax return. As such, Tokheim has available approximately $24,669 of
    NOL carryforwards, which are offset by a corresponding valuation allowance. Therefore, federal tax provisions are only recorded for book purposes equal to the expected Alternative Minimum Tax
    ("AMT") liability. The pro forma provision for taxes is
    calculated as follows:
    State and local tax provision for MSI's pre-tax earnings at an
       8.0% effective tax rate.......................................  $    71
    Federal tax provision for MSI's pre-tax pro forma earnings reduced by 90% for utilization of Tokheim's Net Operating Loss
       ("NOL") carryforwards with the remaining amount taxed at a 20%
       AMT rate......................................................       18
    Reduction of state and local tax provision for pre-tax pro forma
       earnings at an 8.0% effective tax rate........................      (70)
    Federal tax provision for MSI's pre-tax pro forma earnings reduced by 90% for utilization of NOL carryforwards, with the
       remaining amount taxed at a 20% AMT rate......................      (17)
                                                                       -------
                                                                       $     2
                                                                       =======

Note: In addition to the above Pro Forma adjustments, the Company will incur a one-time charge to operations for the writedown of in-process research and development, of which technological feasibility has not yet been determined and which has no alternative future use. This charge to earnings of approximately
$5,908 will be recorded in the first quarter of 1998.
(f) Pro forma adjustment to cash:
    Reflects the repayment of a loan from a minority shareholder.....  $   850
    Reflects an adjustment to record a one-time distribution of cash dividends
     distributed to MSI shareholders.................................  $  (850)
                                                                       -------
                                                                       $   --
                                                                       =======
(g) Reflects the repayment of a loan from a minority shareholder.....  $  (850)
(h) Reflects the purchase price allocation to capitalized software costs to be amortized
    over a four-year life............................................  $ 4,821
(i) To record additional borrowings under the Bank Credit Facility to fund the MSI acquisition.........................................  $12,000
(j) Pro forma adjustment to shareholders' equity:
    Elimination of MSI's common stock................................  $  (300)
                                                                       -------
    To record the one-time write down of in-process research and
     development.....................................................   (5,908)
    Reflects an adjustment to record a one-time distribution of cash
     dividends distributed to MSI shareholders.......................     (850)
    Elimination of MSI's retained earnings...........................     (971)
                                                                       -------
     Total adjustment to retained earnings...........................  $(7,729)
                                                                       -------
     Total adjustment to shareholders' equity........................  $(8,029)
                                                                       =======
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                                     A-10